Exhibit 99.1

AgroFresh Signs Definitive Transaction Agreement with Paine Schwartz Partners

PHILADELPHIA, November 22, 2022 – AgroFresh Solutions, Inc. (NASDAQ: AGFS) (“AgroFresh” or the “Company”) today confirmed that the Company entered into a definitive merger agreement with investment funds affiliated with Paine Schwartz Partners (“Paine Schwartz”), a global leader in sustainable food chain investing, pursuant to which such funds will acquire all of the outstanding common stock of the Company (“Common Stock”) for $3.00 per share in cash. This represents a 91% premium over the Company’s share price at market close on October 26, 2022, an 88% premium over the Company’s unaffected 60-day volume-weighted average price (“VWAP”) as of October 26, 2022, and a 33% premium over the Company's 52-week trading high prior to October 26, 2022.

A special committee of independent directors (the “Special Committee”) of the AgroFresh Board of Directors (the “Board”), in consultation with its independent financial and legal advisors, unanimously determined that the merger agreement is advisable, fair to, and in the best interests of, the unaffiliated stockholders of the Company and recommended it for approval by the Board. The merger agreement was subsequently approved by the disinterested members of the Board.

Clint Lewis, Chief Executive Officer for AgroFresh, said, “This transaction marks an important milestone in AgroFresh’s history as the Company embarks on a new chapter as a private company. This transaction with Paine Schwartz will provide enhanced flexibility for AgroFresh to build on its strong foundation and advance its mission of preventing food waste and conserving the planet’s resources for years to come. We are confident that this agreement is in the best interests of the Company and all its stakeholders and represents the best path forward to maximize value for shareholders.”

Kevin Schwartz, Chief Executive Officer of Paine Schwartz, said, “We know AgroFresh well and think highly of its solutions and technologies that enhance the quality and extend the shelf life of fresh produce for the benefit of the food supply chain and resource conservation. As a private company with additional support from Paine Schwartz, AgroFresh will have access to the financial resources it needs to invest further in R&D and expansion efforts, while enabling the Company to address its capital structure. We are pleased to continue our partnership with AgroFresh and look forward to supporting the Company's long-term growth and success.”

Consummation of the transaction is conditioned on approval of the unaffiliated stockholders of the Company and is subject to other customary closing conditions. The transaction is expected to close in the first quarter of 2023.

Advisors

Perella Weinberg Partners LP is serving as financial advisor to the Special Committee and Morris, Nichols, Arsht & Tunnell LLP is serving as legal counsel to the Special Committee. Morrison & Foerster LLP is serving as legal counsel to the Company. Evercore is serving as financial advisor to Paine Schwartz and Kirkland & Ellis LLP is serving as legal counsel to Paine Schwartz.

About AgroFresh

AgroFresh (Nasdaq: AGFS) is an AgTech innovator and global leader with a mission to prevent food loss/waste and conserve the planet’s resources by providing a range of science-based solutions, data-driven digital technologies, and high-touch customer services. AgroFresh supports growers, packers, and retailers with solutions across the food supply chain to enhance the quality and extend the shelf life of fresh produce. The AgroFresh organization has 40 years of post-harvest experience across a broad range of crops, including revolutionizing the apple industry with the SmartFresh™ Quality System for more than 20 years. This is powered by a comprehensive portfolio that includes plant-based coatings, equipment and proprietary solutions that help improve the freshness supply chain from harvest to the home. To learn more about AgroFresh’s product freshness solutions visit www.agrofresh.com.

About Paine Schwartz Partners

A global leader in sustainable food chain investing, Paine Schwartz Partners is a private equity firm focused exclusively on investment opportunities in the fast-growing, dynamic global food and agribusiness sectors. The firm’s investment, operations and finance professionals invest throughout cycles across the food and agribusiness value chain and bring a collaborative and active management approach to portfolio companies. For further information, please see www.paineschwartz.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry and markets in which AgroFresh operates and management’s beliefs and assumptions as to the timing and outcome of future events, including the transactions described in this communication. While AgroFresh’s management believes the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks and uncertainties include, but are not limited to: the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the merger agreement; the inability to consummate the merger due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the merger; risks that the proposed merger disrupts current plans and operations of AgroFresh; the amount of the costs, fees, expenses and charges related to the transaction; and the other risks and important factors contained and identified in AgroFresh’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such as AgroFresh’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

There can be no assurance that the proposed transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. AgroFresh is not under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and AgroFresh does not intend to do so.

Important Information for Investors and Stockholders

In connection with the proposed merger, the Company will file relevant materials with the SEC, including a proxy statement, and the Company and affiliates of Paine Schwartz will jointly file a transaction statement on Schedule 13e-3. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AGROFRESH, THE MERGER AND RELATED MATTERS.

Investors and securityholders will be able to obtain a free copy of the proxy statement, the Schedule 13e-3 (if and when available) and other related documents filed by AgroFresh with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by AgroFresh will be available free of charge on its website at https://agrofreshsolutionsinc.gcs-web.com/.

Participants in the Solicitation

AgroFresh and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the merger, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on June 24, 2022, or in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 9, 2022, and in other documents filed by the Company with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contacts:

AgroFresh Media Contact

Mary Roberts

MRoberts@buzzmonkeyspr.com

AgroFresh Investor Relations

Jeff Sonnek

Jeff.sonnek@icrinc.com

Paine Schwartz Media Contact

Andy Brimmer / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

+1 212-355-4449